Exhibit 99.2
Tenet Announces Upsizing and Pricing of Its $2.25 Billion Private Offerings of Senior Secured Notes and Senior Notes

DALLAS – November 3, 2025 – Tenet Healthcare Corporation (NYSE: THC) today announced the pricing of the previously announced private placement offering and has agreed to issue and sell $1.5 billion in aggregate principal amount of senior secured first lien notes due on November 15, 2032, which will bear interest at a rate of 5.500% per annum (the “first lien notes”) and $0.75 billion in aggregate principal amount of senior notes due November 15, 2033, which will bear interest at a rate of 6.000% per annum (the “senior notes” and together with the first lien notes, the “notes”). The aggregate principal amount of senior notes to be issued in the offering was increased to $0.75 billion from the previously announced amount of $0.5 billion. Completion of the notes offering is expected to occur on November 18, 2025, and is subject to, among other things, customary closing conditions.
Tenet intends to use the net proceeds from the sale of the notes, after payment of fees and expenses, to finance, together with cash on hand, the redemption of all $1.5 billion outstanding of its 6.250% senior secured second lien notes due February 2027 (the “2027 Notes”) and the partial redemption of $0.75 billion outstanding of its 6.125% senior notes due October 2028 (the “2028 Notes” and together with the 2027 Notes, the “Redemption Notes”).
The first lien notes will be guaranteed by certain of Tenet’s subsidiaries and secured on a first lien priority basis by a pledge of the capital stock and other ownership interests of certain of Tenet’s subsidiaries. The first lien notes will be effectively senior to Tenet’s existing and future indebtedness secured on a more junior basis, as well as unsecured indebtedness and other liabilities, to the extent of the value of the collateral securing such borrowings. The senior notes will be Tenet’s unsecured obligations and will rank equally in right of payment with its existing and future senior unsecured obligations, will rank senior in right of payment to all of Tenet’s existing and future unsecured subordinated obligations, will be effectively subordinated to all of Tenet’s existing and future senior secured obligations, including the first lien notes, to the extent of the value of the collateral securing Tenet’s senior secured obligations and will be structurally subordinated to all obligations and liabilities of Tenet’s subsidiaries to the extent of the value of the assets of such subsidiaries.
The notes to be offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other state securities laws. As a result, they may not be offered or sold in the United States or to any U.S. persons, except pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes will be offered only to persons reasonably believed to be “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. A confidential offering memorandum for the notes will be made available to such eligible persons. The offerings will be conducted in accordance with the terms and subject to the conditions set forth in such offering memorandum.
This news release is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any sale of, these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. This news release shall not constitute a notice of redemption of the Redemption Notes.
Cautionary Statement
This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address Tenet’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Particular uncertainties that could cause Tenet’s actual results to be materially different than those expressed in Tenet’s forward-looking statements include, but are not limited to the factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2024, subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission.
About Tenet Healthcare
Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates ambulatory surgery centers and surgical hospitals. We also operate a national portfolio of acute care and specialty hospitals, other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers, and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve.
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Investor Contact:	Media Contact:
Will McDowell	Robert Dyer
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com